                                                                   EXHIBIT 10.35

                          SECOND MODIFICATION AGREEMENT

This SECOND MODIFICATION AGREEMENT entered into at Boston, Massachusetts as of April 26, 2000, between GARDEN BOTANIKA, INC. (hereinafter, the "Borrower"), a Washington corporation with its principal executive offices at 8624 154th Avenue NE, Redmond, WA 98052, and a debtor-in-possession in the Proceedings and FLEET RETAIL FINANCE INC. f/k/a BankBoston Retail Finance Inc., with an address of 40 Broad Street, Boston, MA 02109 (the "Lender").

WHEREAS, Lender established a revolving line of credit (the "Revolving Credit") pursuant to a Loan and Security Agreement dated as of April 23, 1999 (as amended and modified from time to time, the "Loan Agreement") for the Borrower under which the Lender agreed to make advances to, and other financial accommodations for the benefit of, the Borrower until the Maturity Date subject to the terms and conditions of the Loan Agreement. All initially capitalized terms shall have the definitions ascribed to them in the Loan Agreement, unless otherwise defined herein.

WHEREAS, the Borrower has requested that the Lender establish a $2,000,000 letter of credit facility, permit the Borrower to borrow up to $2,100,000 secured by cash collateral, amend the advance rates under the Borrowing Base, and waive an Event of Default resulting from a change in control of the Borrower's management.

WHEREAS, subject to the terms and conditions in this Agreement, the Lender is willing to modify the terms of the Loan Agreement in order to accommodate the Borrower's request.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lender and the Borrower mutually agree as follows:

      1. Effective Date: The "Effective Date" of this Agreement shall be the date upon which the Lender receives each of the following items: (i) this Second Modification Agreement, duly executed by the Borrower and (ii) an order entered by the Bankruptcy Court in form and substance acceptable to the Lender in its discretion, approving this Second Modification Agreement in the Proceedings.

      2.    Amendments. The Loan Agreement is hereby amended as follows:

      (a) Article I shall be amended by adding the following definitions in appropriate alphabetical order:

            "Cash Collateral Account": The cash collateral account held by the Lender or BankBoston, a trade name of Fleet National Bank to hold cash deposited by the Borrower pursuant to the terms of the Liquidation Order.

            "Cash Collateral Amount": The value of the cash deposited held in the Cash Collateral Account that is subject to the valid, perfected, and first-priority security interest of the Lender and the terms of the Cash Collateral Account Agreement delivered herewith, subject to the terms of the Liquidation Order.

            "Cash Collateral Facility": As defined in Section 2.2 hereof.



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            "Committee Authorized Cash Collateral Loan Amount": The lesser of
            $2,100,000 or the amount authorized to be borrowed under the Cash Collateral Facility by the creditors' committee and approved by the Bankruptcy Court in the Bankruptcy Case.

            "Issuer": The issuer of any L/C.

            "L/C": Any letter of credit, the issuance of which is procured by the Lender for the account of the Borrower and any acceptance made on account of such letter of credit.

            "L/C Landing Costs": To the extent not included in the Stated Amount of an L/C, customs, duty, freight, and other out of pocket costs and expenses which will be expended to "land" the Inventory, the purchase of which is supported by such L/C.

            "Liquidation Order": The Order Approving Second Inventory Liquidation Agreement et al dated January 28, 2000 entered by the Bankruptcy Court in the Bankruptcy Case.

            "Stated Amount": The maximum amount for which an L/C may be honored."

      (b) The definition of "Availability Reserves" in Article I shall be amended to add, after the end of clause (vi) therein, the following as new clause (vii): "(vii) L/C Landing Costs."

      (c) The definition of "Inventory Advance Rate" in Article I shall be deleted and replaced with the following:

            "Inventory Advance Rate": The following percentage: The lesser of
            (i) Eighty Percent (80%) of the Net Liquidation Value of Acceptable Inventory; or (ii) either: (a) from and after September 15 of any year to December 15 of such year, Ninety Percent (90%) of the Cost of Acceptable Inventory; or (b) at all other times, Seventy Percent (70%) of the Cost of Acceptable Inventory (in each case, net of Inventory Reserves).

      (d) Section 2.1(b)(i) shall be amended to add the following after the end of Section 2.1(b)(i)(B) thereof: "Minus (C) The then Stated Amount of all L/C's."

      (e) Section 2.1(b)(ii)(B) shall be amended to add the following after the end of Section 2.1(b)(ii)(B)(IV): "Plus (V) The lesser of the Committee Authorized Cash Collateral Loan Amount or the Cash Collateral Amount."

      (f) Section 2.4(h)(ii) shall be amended to add, in lieu of the period at the end thereof, the following: "or to seek the issuance of any L/C."

      (g) The following sentence shall be added to Section 2.1(a): "The Lender agrees to establish a Cash Collateral Facility, so referred to herein, under the Revolving Credit, of up to $2,100,000."



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      (h)   Section 2.4 shall be amended to add the following after the end of clause 2.4(h)(ii) thereof, as new clause 2.4(i): "(i) The Borrower may request that the Lender cause the issuance of L/C's for the account of the Borrower as provided in Section 2.17."

      (i) The following new Sections 2.17, 2.18, and 2.19 are added after the end of Section 2.16:

            "Section 2.17.Procedures for Issuance of L/C's

            (a) The Borrower may request that the Lender cause the issuance of L/C's for the account of the Borrower. Each such request shall be in such manner as may from time to time be acceptable to the Lender.

            (b) The Lender will endeavor to cause the issuance of any L/C so requested by the Borrower, provided that, at the time that the request is made, the Revolving Credit has not been suspended as provided in Section 2.4(h) and if so issued:

                  (i) The aggregate Stated Amount of all L/C's then outstanding, does not exceed Two Million Dollars ($2,000,000.00).

                  (ii) The expiry of the L/C is not later than the earlier of Thirty (30) days prior to the Maturity Date or the following:

                        (A)   Standby's: One (1) year from initial issuance.

                        (B)   Documentary's: Sixty (60) days from issuance.

                  (iii) Borrowing Base would not be exceeded.

            (c) The Borrower shall execute such documentation to apply for and support the issuance of an L/C as may be required by the Issuer.

            (d) There shall not be any recourse to, nor liability of, the Lender on account of:

                  (i)   Any delay or refusal by an Issuer to issue an L/C;

                  (ii) Any action or inaction of an Issuer on account of or in respect to, any L/C.

            (e) The Borrower shall reimburse the Issuer for the amount of any honoring of a drawing under an L/C on the same day on which such honoring takes place. The Lender, without the request of the Borrower, may advance under the Revolving Credit (and charge to the Loan Account) the amount of any honoring of any L/C and other amount for which the Borrower, the Issuer, or the Lender becomes obligated on account of, or in respect to, any L/C. Such advance shall be made whether or not a Suspension Event is then extant or such advance would result in Borrowing Base's being exceeded. Such action shall not constitute a waiver of the Lender's rights under Section 2.8(b) hereof.



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            2.18. Fees for L/C's

            (a) The Borrower shall pay to the Lender a fee, on account of L/C's, the issuance of which had been procured by the Lender, monthly in arrears, and on the Termination Date and on the End Date, equal to two and one-half percent (2 1/2 %) per annum of the weighted average Stated Amount of all L/C's outstanding during the period in respect of which such fee is being paid.

            (b) In addition to the fee to be paid as provided in Subsection 2.18(a), above, the Borrower shall pay to the Lender (or to the Issuer, if so requested by Lender), on demand, all issuance, processing, negotiation, amendment, and administrative fees and other amounts charged by the Issuer on account of, or in respect to any L/C.

            2.19  Concerning L/C's

            (a) None of the Issuer, the Issuer's correspondents, or any advising, negotiating, or paying bank with respect to any L/C shall be responsible in any way for:

                  (i) The performance by any beneficiary under any L/C of that beneficiary's obligations to the Borrower.

                  (ii) The form, sufficiency, correctness, genuineness, authority of any person signing; falsification; or the legal effect of; any documents called for under any L/C if (with respect to the foregoing) such documents on their face appear to be in order.

            (b) The Issuer may honor, as complying with the terms of any L/C and of any drawing thereunder, any drafts or other documents otherwise in order, but signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for the benefits of creditors, liquidator, receiver, or other legal representative of the party authorized under such L/C to draw or issue such drafts or other documents.

            (c) Unless otherwise agreed to, in the particular instance, the Borrower hereby authorizes any Issuer to:

                  (i)   Select an advising bank, if any;

                  (ii)  Select a paying bank, if any;

                  (iii) Select a negotiating bank;

            (d) All directions, correspondence, and funds transfers relating to any L/C are at the risk of the Borrower. The Issuer shall have discharged the Issuer's obligations under any L/C which, or the drawing under which, includes payment instructions, by the initiation of the method of payment called for in, and in accordance with, such instructions (or by any other commercially reasonable and comparable method). Neither the Lender



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            nor the Issuers shall have any responsibility for any inaccuracy, interruption, error, or delay in transmission or delivery by post, telegraph or cable, or for any inaccuracy of translation.

            (e) The Lender's and the Issuer's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract.

            (f) Except to the extent otherwise expressly provided hereunder or agreed to in writing by the Issuer and the Borrower, the L/C will be governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce, Publication No. 500, and any subsequent revisions thereof.

            (g) If any change in any law, executive order or regulation, or any directive or any administrative or governmental authority (whether or not having the force of law), or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, shall either:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirements against letters of credit heretofore or hereafter issued by any Issuer or with respect to which the Lender or any Issuer has an obligation to lend to fund drawings under any L/C.; or

                  (ii) impose on any Issuer any other condition or requirements relating to any such letters of credit;

            and the result of any event referred to in Section 2.19(g)(i) or 2.19(g)(ii), above, shall be to increase the cost to any Issuer of issuing or maintaining any L/C (which increase in cost shall be the result of such Issuer's reasonable allocation among that Issuer's letter of credit customers of the aggregate of such cost increases resulting from such events), then, upon demand by the Lender and delivery by the Lender to the Borrower of a certificate of an officer of the subject Issuer describing such change in law, executive order, regulation, directive, or interpretation thereof, its effect on such Issuer, and the basis for determining such increased costs and their allocation, the Borrower shall immediately pay to the Lender, from time to time as specified by the Lender, such amounts as shall be sufficient to compensate such Issuer for such increased cost. Any Issuer's determination of costs incurred under Section 2.19(g)(i) or 2.19(g)(ii), above, and the allocation, if any, of such costs among the Borrower and other letter of credit customers of such Issuer, if done in good faith and made on an equitable basis and in accordance with such officer's certificate, shall be conclusive and binding on the Borrower.

            (h) The obligations of the Borrower under this Agreement with respect to L/C's are absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms hereof under all circumstances, whatsoever including, without limitation, the following:



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                  (i)   Any lack of validity or enforceability or restriction,
                  restraint, or stay in the enforcement of this Agreement, any L/C, or any other agreement or instrument relating thereto.

                  (ii) Any amendment or waiver of, or consent to the departure from, any L/C.

                  (iii) The existence of any claim, set off, defense, or other right which the Borrower may have at any time against the beneficiary of any L/C.

                  (iv) Any good faith honoring of a drawing under any L/C, which drawing possibly could have been dishonored based upon a strict construction of the terms of the L/C."

      (j)   Section 7.3 shall be amended to add the following after the end of
Section 7.3(d), as new Section 7.3(e): "(e) The Borrower shall establish the Cash Collateral Account with the Lender or its designee, in which the Lender shall have a valid, perfected, first-priority security interest, pursuant to the terms of the Liquidation Order"

      (k) Section 7.5(c) shall be amended to replace the period at the end thereof with the following: "provided, however, in the event that both (i) a Suspension Event has occurred and (ii) one or more L/C's are then outstanding, the Lender may establish a funded reserve of up to 110% of the aggregate Stated Amounts of such L/C's."

      (l) Section 10.13 shall be amended to replace the names "George Newman or Arlee Jensen" with the name "Bill Lawrence."

      (m) The EBIDTA covenant in Exhibit 5.12(a) shall be deleted and replaced by the following:

            EBITDA: The Borrower shall not permit or suffer a EBITDA, tested on the last day of each Fiscal month (commencing with the last day of Fiscal January 2000) on a cumulative basis, of less than the following amounts during the periods indicated:

                      MONTH                     EBITDA
                      -----                     ------
                                         (DENOTES NEGATIVE FIGURE)
            -------------------------    -------------------------
                    February, 2000             ($600,000)
            -------------------------    -------------------------
                       March, 2000             ($800,000)
            -------------------------    -------------------------
                       April, 2000           ($1,300,000)
            -------------------------    -------------------------
                         May, 2000           ($1,600,000)
            -------------------------    -------------------------
                        June, 2000           ($1,900,000)
            -------------------------    -------------------------
                        July, 2000           ($2,400,000)
            -------------------------    -------------------------
                      August, 2000           ($2,700,000)
            -------------------------    -------------------------
                   September, 2000           ($2,900,000)
            -------------------------    -------------------------
                     October, 2000           ($3,400,000)
            -------------------------    -------------------------
                    November, 2000           ($3,300,000)
            -------------------------    -------------------------
                    December, 2000               $700,000
            -------------------------    -------------------------
                     January, 2001               $300,000
            -------------------------    ------------------------



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      (n)   The Capital Expenditures covenant in Exhibit 5.12(a) shall be deleted and replaced by the following: "CAPITAL EXPENDITURES: The Borrower shall not permit or suffer Capital Expenditures to exceed: (a) $300,000 in any given quarter, or (b) $600,000, on a rolling twelve (12) month basis."

      (o) The Business Plan set forth in EXHIBIT 5-12(b) shall be replaced with the Business Plan described in EXHIBIT 5-12(b)-1 attached hereto.

      2. Limited Waivers. The Borrower has requested that the Lender waive its rights and remedies in connection with: (a) the departure of Arlee Jensen and George Newman which would, absent such waiver constitute an Event of Default under Section 10.13 of the Loan Agreement; and (b) the Borrower's non-compliance with the EBITDA financial covenant under Exhibit 5-12(b) for the months of December 1999 and January 2000. The Lender has agreed that the departure of those two individuals and the Borrower's non-compliance with the EBITDA financial covenant under Exhibit 5-12(b) for the months of December 1999 and January 2000 shall not constitute an Event of Default under the Loan Agreement. This agreement is limited to this specific request and shall not be deemed or construed to be a consent to any other or future action or as a waiver of any other Event of Default that may exist under the Loan Agreement.

      3. Amendment Fee. Upon the Borrower's execution of this Second Modification Agreement, Borrower agrees to pay to Lender an amendment fee of $10,000.00, which fee shall be fully earned and nonrefundable upon Lender's signing of this Second Modification Agreement.

      4. Enforceability, Etc. Except as otherwise expressly provided herein, the Loan Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Effective Date hereof (i) all references in the Loan Agreement to "this Agreement", "hereto", "hereof", "hereunder", or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Agreement and (ii) all references in the other Loan Documents to the "Loan Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Agreement. Except as expressly provided herein, the execution, delivery and effectiveness of this Agreement shall not operate as an amendment of any right, power or remedy of the Lender under the Loan Agreement or any other Loan Document, nor constitute an amendment of any provision of the Loan Agreement or any other Loan Documents.

      5.    General Provisions

            a) Integration; Amendment; Waivers. This Agreement and Loan Documents set forth in full are terms of agreement between the parties and are intended as the full, complete and exclusive contract governing the relationship between the parties, superseding all other discussions, promises, representations, warranties, agreements and the understandings between the parties with respect thereto. No term of the Loan Documents may be modified or amended, nor may any rights thereunder be waived, except in a writing signed by the party against whom enforcement of the modification, amendment or waiver is sought. Any waiver of any condition in, or breach of, any of the foregoing in a particular instance shall not operate as a waiver of other or subsequent conditions or breaches of the same or a different kind. The Lender's exercise or failure to exercise any rights under any of the foregoing in a



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                  particular instance shall not operate as a waiver of its right to exercise the same or different rights in subsequent instances. Except as expressly provided to the contrary in this Agreement, or in another written agreement, all the terms, conditions, and provisions of the Loan Documents shall continue in full force and effect. If in this Agreement's description of an agreement between the parties, rights and remedies of Lender or obligations of the Borrower are described which also exist under the terms of the other Loan Documents, the fact that this Agreement may omit or contain a briefer description of any rights, remedies and obligations shall not be deemed to limit any of such rights, remedies and obligations contained in the other Loan Documents.

            b) Payment of Expenses. Without limiting the terms of the Loan Documents, the Borrower shall pay all costs and expenses (including reasonable attorneys' fees) arising under or in connection with the Loan Documents, including without limitation, in connection with the negotiation, preparation, execution, delivery, and enforcement of this Agreement and any and all consents, waivers or other documents or instruments relating thereto.

            c) No Third Party Beneficiaries. Except as may be otherwise expressly provided for herein, this Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

            d) Separability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

            e) Counterparts. This Agreement may be executed in any number of counterparts, which together shall constitute one and the same agreement.

            f) Time of Essence. Time is of the essence in each of the Liabilities of the Borrower and with respect to all conditions to be satisfied by the Borrower.

            g) Construction; Voluntary Agreement; Representation by Counsel. This Agreement has been prepared through the joint efforts of all the parties. Neither its provisions nor any alleged ambiguity shall be interpreted or resolved against any party on the ground that such party's counsel was the draftsman of this Agreement. Each of the parties declares that such party has carefully read this Agreement and the agreements, documents and instruments being entered into in connection herewith and that such party knows the contents thereof and sign the same freely and voluntarily. The parties hereto acknowledge that they have been represented in negotiations for and preparation of this Agreement and the agreements, documents and instrument being entered into in connection herewith by legal counsel of their own choosing, and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect.



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            h)    Governing Law; Forum Selection. This Agreement has been
                  entered into and shall be governed by the laws of the Commonwealth of Massachusetts.

            i) Further Assurances. The Borrower agrees to take all further actions and execute all further documents as the Lender may from time to time reasonably request to carry out the transactions contemplated by this Agreement.

            j) Notices. All notices, requests and demands to or upon the respective parties hereto shall be given in accordance with the Loan Agreement.

            k) Mutual Waiver of Right to Jury Trial. THE LENDER AND BORROWER EACH HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING
                  TO: (I) THIS AGREEMENT, OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS REFERRED TO HEREIN; OR (II) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN THEM; OR (III) ANY CONDUCT, ACTS OR OMISSIONS OF THE LENDER OR OF THE BORROWER OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH THEM; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

            l) Copies and Facsimiles. This Agreement and all documents which have been or may be hereinafter furnished by the Borrower to the Lender may be reproduced by the Lender by any photographic, photostatic, microfilm, xerographic or similar process, and any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).



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      This Second Modification Agreement is executed under seal as of the date written above.

                                          Borrower:
                                                Garden Botanika, Inc.


                                                By: ___________________________
                                                Name:
                                                Title:


                                    Accepted:  Fleet Retail Finance Inc.


                                                By: ___________________________
                                                Name:
                                                Title:



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                                EXHIBIT 5-12(b)-1


           The Business Plan for purposes of Exhibit 5-12(b)-1 is the "Financial Forecast and Business Plan Prepared for BankBoston"
 dated December 29, 1999 and previously delivered by the Borrower to the Lender.



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